Exhibit 99.1

Houghton Mifflin Harcourt Company

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 1, 2018, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company” and together with HMH Sub, the “Sellers”) completed the previously announced sale of all of the assets, including intellectual property, used primarily in its Riverside clinical and standardized testing business (the “Business”) pursuant to the Asset Purchase Agreement, dated September 12, 2018 and as amended on October 1, 2018 (the “Agreement”) with Riverside Assessments, LLC (the “Purchaser”), for cash consideration received by the Sellers of approximately $140.0 million and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”). The results of the Business were previously reported in the Company’s Education segment.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 5, 2018.

The following unaudited pro forma condensed consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited condensed consolidated pro forma financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the condensed consolidated pro forma financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result, such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company. The pro forma adjustments are described in the notes to the unaudited condensed consolidated pro forma financial statements.

The unaudited condensed consolidated pro forma financial statements have been prepared for informational purposes and to assist in the analysis of the Company’s sale of the Business to the Purchaser. This information should be read together with the historical consolidated financial statements and related notes of Houghton Mifflin Harcourt Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018 and the years ended December 31, 2017, December 31, 2016 and December 31, 2015, assume the sale occurred on the first day of the earliest fiscal period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018, assumes the sale occurred on June 30, 2018. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances.

Houghton Mifflin Harcourt Company

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

At June 30, 2018

(in thousands of dollars)	HMH	Pro Forma Adjustments		HMH Pro Forma
Assets
Current assets
Cash and cash equivalents	$30,709	$135,015	A	$165,724
Accounts receivable, net	293,693	(6,047)	B	287,646
Inventories	212,436	(4,075)	B	208,361
Prepaid expenses and other assets	30,888	(600)	B	30,288

Total current assets	567,726	124,293		692,019
Property, plant, and equipment, net	149,137	(5,233)	B	143,904
Pre-publication costs, net	341,474	(11,206)	B	330,268
Royalty advances to authors, net	49,964	—		49,964
Goodwill	783,073	(70,000)	B	713,073
Other intangible assets, net	578,133	(27,375)	B	550,758
Deferred income taxes	3,593	—		3,593
Deferred commissions	22,598	—		22,598
Other assets	28,658	—		28,658

Total assets	$2,524,356	$10,479		$2,534,835

Liabilities and Stockholders’ Equity
Current liabilities
Revolving credit facility	$50,000	$—		$50,000
Current portion of long-term debt	8,000	—		8,000
Accounts payable	94,920	(1,266)	B	93,654
Royalties payable	67,085	(4,902)	B	62,183
Salaries, wages, and commissions payable	39,938	(1,117)	B	38,821
Deferred revenue	240,355	(6,486)	B	233,869
Interest payable	293	—		293
Severance and other charges	6,760	—		6,760
Accrued postretirement benefits	1,618	—		1,618
Other liabilities	30,378	(1,954)	B	28,424

Total current liabilities	539,347	(15,725)		523,622
Long-term debt, net of discount and issuance costs	757,922	—		757,922
Long-term deferred revenue	400,803	(260)	B	400,543
Accrued pension benefits	23,476	—		23,476
Accrued postretirement benefits	19,041	—		19,041
Deferred income taxes	28,144	(1,050)	B	27,094
Other liabilities	21,364	(2,167)	B	19,197

Total liabilities	1,790,097	(19,202)		1,770,895

Stockholders’ equity	734,259	29,681	C	763,940

Total liabilities and stockholders’ equity	$2,524,356	$10,479		$2,534,835

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Six Months Ended June 30, 2018

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$595,349	$(38,225)	D	$557,124
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	272,921	(13,130)	D	259,791
Publishing rights amortization	18,238	—		18,238
Pre-publication amortization	54,315	(2,362)	D	51,953

Cost of sales	345,474	(15,492)		329,982
Selling and administrative	325,006	(10,156)	D	314,850
Other intangible asset amortization	14,292	(750)	D	13,542
Severance and other charges	6,018	—		6,018
Loss on sale of assets	384	—		384

Operating loss	(95,825)	(11,827)		(107,652)

Other income (expense)
Retirement benefits non-service income	640	—		640
Interest expense	(22,408)	—		(22,408)
Interest income	623	—		623
Change in fair value of derivative instruments	(725)	—		(725)

Loss before taxes	(117,695)	(11,827)		(129,522)
Income tax expense	6,888	(1,435)	E	5,453

Net loss	$(124,583)	$(10,392)		$(134,975)

Net loss per share attributable to common stockholders
Basic	$(1.01)			$(1.09)

Diluted	$(1.01)			$(1.09)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2017

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,407,511	$(80,482)	D	$1,327,029
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	617,802	(29,284)	D	588,518
Publishing rights amortization	46,238	—		46,238
Pre-publication amortization	126,038	(6,130)	D	119,908

Cost of sales	790,078	(35,414)		754,664
Selling and administrative	658,346	(22,020)	D	636,326
Other intangible asset amortization	30,748	(1,500)	D	29,248
Impairment charge for pre-publication costs	3,980	—		3,980
Restructuring	40,653	(2,878)	D	37,775
Severance and other charges	713	(536)	D	177

Operating loss	(117,007)	(18,134)		(135,141)

Other income (expense)
Retirement benefits non-service income	3,486	—		3,486
Interest expense	(42,805)	—		(42,805)
Interest income	1,338	—		1,338
Change in fair value of derivative instruments	1,366	—		1,366

Loss before taxes	(153,622)	(18,134)		(171,756)
Income tax (benefit) expense	(50,435)	19,280	E	(31,155)

Net loss	$(103,187)	$(37,414)		$(140,601)

Net loss per share attributable to common stockholders
Basic	$(0.84)			$(1.14)

Diluted	$(0.84)			$(1.14)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2016

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,372,685	$(80,707)	D	$1,291,978
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	610,715	(32,398)	D	578,317
Publishing rights amortization	61,351	—		61,351
Pre-publication amortization	130,243	(8,377)	D	121,866

Cost of sales	802,309	(40,775)		761,534
Selling and administrative	703,797	(22,627)	D	681,170
Other intangible asset amortization	26,750	(375)	D	26,375
Impairment charge for intangible assets	139,205	(9,000)	D	130,205
Restructuring	—	—		—
Severance and other charges	15,650	(279)	D	15,371

Operating loss	(315,026)	(7,651)		(322,677)

Other income (expense)
Retirement benefits non-service income	4,253	—		4,253
Interest expense	(39,181)	—		(39,181)
Interest income	518	—		518
Change in fair value of derivative instruments	(614)	—		(614)

Loss before taxes	(350,050)	(7,651)		(357,701)
Income tax (benefit) expense	(65,492)	13,936	E	(51,556)

Net loss	$(284,558)	$(21,587)		$(306,145)

Net loss per share attributable to common stockholders
Basic	$(2.32)			$(2.50)

Diluted	$(2.32)			$(2.50)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2015

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,416,059	$(96,643)	D	$1,319,416
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	622,668	(40,257)	D	582,411
Publishing rights amortization	81,007	—		81,007
Pre-publication amortization	120,506	(7,614)	D	112,892

Cost of sales	824,181	(47,871)		776,310
Selling and administrative	683,911	(28,024)	D	655,887
Other intangible asset amortization	22,038	—		22,038
Severance and other charges	4,767	(621)	D	4,146

Operating loss	(118,838)	(20,127)		(138,965)

Other income (expense)
Retirement benefits non-service income	2,787	—		2,787
Interest expense	(32,254)	—		(32,254)
Interest income	209	—		209
Change in fair value of derivative instruments	(2,362)	—		(2,362)
Loss on extinguishment of debt	(3,051)	—		(3,051)

Loss before taxes	(153,509)	(20,127)		(173,636)
Income tax (benefit) expense	(19,640)	(771)	E	(20,411)

Net loss	$(133,869)	$(19,356)		$(153,225)

Net loss per share attributable to common stockholders
Basic	$(0.98)			$(1.12)

Diluted	$(0.98)			$(1.12)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

1. Description of Transaction

On October 1, 2018, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company” and together with HMH Sub, the “Sellers”) closed the previously announced sale of all of the assets, including intellectual property, used primarily in its Riverside clinical and standardized testing business (the “Business”) pursuant to the Asset Purchase Agreement, dated September 12, 2018 and as amended on October 1, 2018 (the “Agreement”) with Riverside Assessments, LLC (the “Purchaser”), for cash consideration received by the Sellers of approximately $140.0 million and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”).

2. Pro Forma Adjustments

The pro forma adjustments made to the historical condensed consolidated financial statements of the Company are described as follows:

A.	Reflects proceeds of $140.0 million received in cash from the sale adjusted for the expenses related to the Transaction of approximately $5.0 million.

B.

Reflects the adjustments to eliminate the assets and liabilities sold related to the Business. Goodwill represents a preliminary estimate of fair value of the Business relative to other components of the Company’s business.

C.	Represents the cash proceeds of the transaction and the net asset value transferred to the Purchaser.

D.	Represents the revenue and expenses directly attributable to the Business operations. The pro forma adjustments exclude the indirect and fixed costs allocated to the sold business.

E.

The effective tax rates differ from the blended federal and state statutory rate of 26.2% for the six months ended June 30, 2018, 26.4%, 39.3% and 38.7% for the years ended December 31, 2017, 2016 and 2015, respectively. Differences are due to the reclassification of intangibles from indefinite-lived to definite-lived and the effects of an impairment on indefinite-lived intangible assets during the year ended December 31, 2016, and the impact of US Tax Reform for the year ended December 31, 2017.